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                                                                   EXHIBIT 10.24

                                AMENDMENT NO. 1

                                      TO

                     INTERCARRIER ROAMER SERVICE AGREEMENT


          AMENDMENT NO. 1 TO INTERCARRIER ROAMER SERVICE AGREEMENT ("Amendment No.1") dated as of December 31, 1998, by and between AT&T Wireless Services, Inc., a Delaware corporation, on behalf of itself and its Affiliates (as hereinafter defined) (individually and collectively, "AT&T") for the markets listed on Schedule 1 to the Roamer Agreement (as hereinafter defined), and Triton PCS Operating Company L.L.C., a Delaware limited liability company, on behalf of itself and its Affiliates (individually and collectively, the "Company") for the markets listed on Schedule 2 to the Roamer Agreement. Certain capitalized terms used herein and not otherwise defined have the meaning assigned to such term in the Roamer Agreement.

          WHEREAS, AT&T and the Company are party to that certain Intercarrier Roamer Service Agreement, dated as of February 4, 1998 (the "Roamer Agreement"), pursuant to which each of AT&T and the Company made arrangements to facilitate the provision of voice and voice-related mobile wireless radio telephone service to the customers of the other Party, while such customers are using the wireless radio telephone facilities of such Party, and set forth certain roaming charges in respect thereof;

          WHEREAS, an Affiliate of AT&T and the Company are parties to that certain Asset Purchase Agreement, dated as of the date hereof (the "Asset Purchase Agreement"), pursuant to which, among other things, the Company has acquired from such Affiliate of AT&T a portion of the A Block PCS License for the Norfolk, Virginia BTA owned by such Affiliate of AT&T covering such market; and

          WHEREAS, pursuant to the Asset Purchase Agreement, it was agreed, and AT&T and the Company desire, that Schedules 1 and 2 to the Roamer Agreement be amended to include the Norfolk, Virginia BTA and Exhibit A to the Roamer Agreement be amended to set forth the roaming charges in respect of the Norfolk, Virginia BTA, on terms set forth therein.

          NOW THEREFORE, in consideration of the mutual promises and covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1.   Amendment.  (a)  Schedule 1 to the Roamer Agreement is hereby
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amended to include:

          V.   From Richmond MTA                       BTA Market Designation
               -----------------                       ----------------------
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               Norfolk-Virginia Beach-Newport
               News-Hampton, VA                                 B324"


          (b)  Schedule 2 to the Roamer Agreement is hereby amended to include:

          V.   From Richmond MTA                       BTA Market Designation
               -----------------                       ----------------------

               Norfolk-Virginia Beach-Newport
               News-Hampton, VA                                 B324"

          (c) Exhibit A to the Roamer Agreement is hereby amended to include Schedule A attached hereto.

          2.   Severability of Provisions.  Any provision of this Amendment No.
               --------------------------
1 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          3.   Agreement to Remain in Full Force and Effect.  This Amendment No.
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1 shall be deemed to be an amendment to the Roamer Agreement.  All references to the Roamer Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Roamer Agreement as amended hereby.
Except as amended hereby, the Roamer Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

          4.   Heading.  The headings in this Amendment No. 1 are inserted for
               -------
convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Amendment No. 1 or any provision thereof.

          5.   Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

          6.   Governing Law. The laws of the State of New York, except those
               -------------
pertaining to choice of law, arbitration of disputes and those pertaining to the time limits for bringing an action that conflicts within the terms of the Dispute Resolution provision set forth in Section 14.6 of the Roamer Agreement, shall govern all other substantive matters pertaining to the interpretation and enforcement and the other terms of this Amendment No. 1 with respect to any Dispute.

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Executed as of the date first written above.

 AT&T WIRELESS SERVICES, INC.           TRITON PCS OPERATING COMPANY
                                        L.L.C.
                                        By  Triton Management Company, Inc., its
 By: /s/ [SIGNATURE ILLEGIBLE]^^            Manager
     ---------------------------------
     Name:
     Title:                             By: /s/ [SIGNATURE ILLEGIBLE]^^
                                            -----------------------------------
                                            Name:
                                            Title:

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                                                                      Schedule I
                                                              To Amendment No. 1

                                   EXHIBIT A

                 SERVICE CHARGES APPLICABLE TO THE NORFOLK BTA



Service rates
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     The lower of (x) $.25 per minute and (y) the Applicable Home Rate of AT&T, or such other rate as shall be agreed by the Parties. For purposes hereof, AT&T's "Applicable Home Rate" shall be determined once each calendar year (and shall be effective for such entire calendar year).

     Notwithstanding the foregoing, the Service rate charged by Triton for Service in the Norfolk BTA shall be reasonably competitive, taking into account price, coverage and quality, with the rates charged for comparable telecommunications services by the alternative carriers in such geographic areas, disregarding any carriers that do not service a material number of customers in such geographic area, and, if it is not so competitive, such Service Rates shall be reduced with respect to the applicable geographic area to a reasonably competitive rate.

Toll charges
------------

InterLATA
---------
1st Yr:             $.10 per minute
2nd Yr:             $.08 per minute
3rd Yr:             $.08 per minute
4th - 20th Yr:           $.08 per minute or such other rate as the
                         Parties negotiate from time to time in light of cost adjustments.

IntraLATA
---------
1st Yr - 3rd Yr:    $.02 per minute
4th - 20th Yr:           $.02 per minute or such other rate as the
                         Parties negotiate from time to time in light of cost adjustments.

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